Exhibit 99.1

                          Independent Auditors' Report

The Partners
Columbia Westmont Associates, L.P.
T/A The Westmont
Marlton, New Jersey

We have audited the accompanying balance sheets of Columbia Westmont Associates, L.P. T/A The Westmont (A Limited Partnership) as of December 31, 2004 and 2003 and the related statements of profit and loss, Partners' capital and cash flows for the year ended December 31, 2004. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Columbia Westmont Associates, L.P. T/A The Westmont (A Limited Partnership) as of December 31, 2004 and 2003, and the results of its operations, changes in its Partners' capital and its cash flows for the year ended December 31, 2004 in conformity with accounting principles generally accepted in the United States of America.

Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The accompanying supplementary information is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

                                           /s/ ASHER & COMPANY, Ltd.
                                           -------------------------

Philadelphia, Pennsylvania

January 29, 2005, except for Note I,
  for which the date is March 4, 2005